INDEPENDENT AUDITORS= CONSENT

Oppenheimer International Bond Fund:

We  hereby  consent  to the  use  in  this  Post-Effective  Amendment  No.  5 to
Registration Statement No. 33-58383 of our report dated October 28, 1998 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption AFinancial Highlights@ appearing in the Prospectus, which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.



/s/ Deloitte & Touche LLP
---------------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
January 25, 1999